As filed with the Securities and Exchange Commission on November 15, 2023

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FLORA GROWTH CORP.

(Exact name of Registrant as specified in its charter)

Ontario, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3406 SW 26th Terrace, Suite C-1 Fort Lauderdale, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Flora Growth Corp. 2022 Incentive Compensation Plan, as amended on June 6, 2023

(Full Title of the Plan)

Dany Vaiman

Chief Financial Officer

3406 SW 26th Terrace, Suite C-1

Fort Lauderdale, Florida 33312

(Name and address of agent for service)

(954) 842-4989

(Telephone number, including area code, of agent for service)

Copies to:

Richard Raymer

TD Canada Trust Tower

Brookfield Place 161 Bay Street, Suite 4310

Toronto, ON M5J 2S1, Canada

Telephone: (416) 367-7388

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 650,000 shares of common shares, no par value per share (the "Common Shares") of Flora Growth Corp. (the "Registrant" or "Company") issuable under the Flora Growth Corp. 2022 Incentive Compensation Plan, as amended on June 6, 2023 (the "Plan"), none of which have been issued as of the date of this Registration Statement. These additional Common Shares are securities of the same class as other securities for which the Registrant previously filed Form S-8 Registration Statement for with the Securities and Exchange Commission (the "SEC") on July 29, 2022 (File No. 333-266400), February 11, 2022 (File No. 333-262660) and August 31, 2021 (File No. 333-259198).

INCORPORATION BY REFERENCE OF CONTENTS

OF REGISTRATION STATEMENTS ON FORM S-8

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the SEC on July 29, 2022 (File No. 333-266400), February 11, 2022 (File No. 333-262660) and August 31, 2021 (File No. 333-259198) are incorporated by reference herein.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Articles of Incorporation of Flora Growth Corp. (incorporated by reference to Exhibit 2.1 of the Company's Form 1-A filed with the SEC on October 11, 2019).

4.2	Articles of Amendment of Flora Growth Corp., effective April 30, 2021 (incorporated by reference to Exhibit 3.3 of the Company's Form F-1 filed with the SEC on November 16, 2021).

4.3	Bylaw No. 1-A of Flora Growth Corp. (incorporated by reference to Exhibit 99.3 of the Company's Report on Form 6-K filed with the SEC on July 6, 2022).

4.4	Articles of Amendment of Flora Growth Corp. effective June 9, 2023 (incorporated by reference to Exhibit 3.1 of the Company's Form 8-K filed with the SEC on June 7, 2023).

4.5	Flora Growth Corp. 2022 Incentive Compensation Plan (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 6-K, filed with the SEC on July 6, 2022).

4.6	Amendment No. 1 to the Flora Growth Corp. 2022 Incentive Compensation Plan (incorporated by reference to Exhibit C to the Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on May 10, 2023).

5.1*	Opinion of Miller Thomson LLP.

23.1*	Consent of Davidson & Company LLP, independent registered certified public accounting firm.

23.2*	Consent of Miller Thomson LLP (contained in legal opinion filed as Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Lauderdale, Florida, United States of America on this 15th day of November, 2023.

Flora Growth Corp.

By:	/s/ Clifford Starke
Name: Clifford Starke
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Clifford Starke and Dany Vaiman and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Clifford Starke	Chief Executive Officer and Director (Principal Executive Officer)	November 15, 2023
Clifford Starke

/s/ Dany Vaiman	Chief Financial Officer (Principal Financial and Accounting Officer)	November 15, 2023
Dany Vaiman

/s/ Kevin Taylor	Chair and Director	November 15, 2023
Kevin Taylor

/s/ Edward Woo	Director	November 15, 2023
Edward Woo

/s/ Thomas Solomon	Director	November 15, 2023
Thomas Solomon